SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2003

Wachovia Asset Securitization Issuance, LLC
(Issuer in respect of the Asset-Backed Certificates, Series 2003-HE3)
(Exact name of registrant as specified in its charter)

North Carolina	333-109298	56-1967773

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 South College Street, Suite D, Charlotte, NC	28288-5578

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 383-4634

(Former name or former address, if changed since last report.)

Item 5.    See the monthly statement to Bondholders attached as Exhibit 20.1 hereto reflecting the required information for the December 26, 2003 payment to the Asset-Backed Certificates, Series 2003-HE3

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

Item 601 (a) of Regulation.
S-K Exhibit Number.

20.1    Monthly statement to holders of Asset-Backed Certificates, Series 2003-HE3 relating to the December 26, 2003 Payment Date.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of Asset-Backed Certificates, Series 2003-HE3 by the undersigned thereunto duly authorized.

Dated: February 5, 2004	By: Wachovia Asset Securitization Issuance LLC, as Depositor

	By:	Wachovia Bank, National Association, as Attorney-in-fact

	By: Name: Title:	/s/ April Hughey April Hughey Vice President

EXHIBIT INDEX

20.1    Monthly statement to holders of Asset-Backed Certificates, Series 2003-HE3 relating to the December 26, 2003 Payment Date.